UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2021

The New Home Company Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

(602) 767-1426

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

At the effective time of the Merger (as defined below) (the “Effective Time”), the Company terminated its Credit Agreement, dated as of October 30, 2020 (the “Existing Credit Agreement”), by and among the Company (as defined below), the lenders and letter of credit issuers thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified prior to the Effective Time). As of the Effective Time, there were no outstanding loans or letters of credit under the Existing Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by The New Home Company Inc. (the “Company”) on July 23, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) on July 23, 2021, with Newport Holdings, LLC (“Parent”) and Parent’s wholly-owned subsidiary, Newport Merger Sub, Inc. (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on August 10, 2021, Merger Sub commenced a tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of the common stock, par value $0.01 per share (the “Shares”), of the Company, at a price per Share of $9.00, net to the holders of such Shares, in cash, without interest thereon and less any applicable tax withholding (the “Offer Price”).

The Offer expired at 12:00 a.m., New York City time, on Wednesday, September 8, 2021 (the “Expiration Time”). According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Expiration Time, 16,334,654 Shares were validly tendered in accordance with the terms of the Offer and “received” (as defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”)) and not withdrawn, representing approximately 89.95% of the outstanding Shares. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement. All conditions to the Offer having been satisfied or waived, on September 8, 2021, Parent and Merger Sub accepted for payment all Shares validly tendered (and not withdrawn) prior to the Expiration Time and will promptly pay for such Shares.

On September 8, 2021, as a result of its acceptance of the Shares tendered in the Offer, Merger Sub acquired a sufficient number of Shares to complete the merger of Merger Sub with and into the Company (the “Merger”), without a vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL. Accordingly, following the consummation of the Offer, Parent and Merger Sub effected the Merger pursuant to Section 251(h) of the DGCL. At the Effective Time, each outstanding Share (other than Shares owned directly by the Company (or any wholly owned subsidiary of the Company), Parent, the Offeror or any of their respective affiliates, in each case immediately before the Effective Time, and Shares owned by any stockholders who have properly demanded their appraisal rights in accordance with Section 262 of the DGCL) was converted into the right to receive the Offer Price from Merger Sub. At the Effective Time, the Company became a wholly-owned subsidiary of Parent (the “Surviving Corporation”). As a result, a change of control of the Company occurred.

The Offer was made only for Shares and was not made for any outstanding Company Stock Options (as defined in the Merger Agreement) or any outstanding Company RSU Awards (as defined in the Merger Agreement). However, pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, each Company Stock Option that was outstanding and unexercised, whether vested or unvested, and each Company RSU Award that was outstanding was by virtue of the Merger automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation following the Effective Time, (i) in the case of Company Stock Options, an amount in cash equal to (a) the aggregate number of Shares underlying such Company Stock Option immediately prior to the Effective Time multiplied by (b) an amount equal to (x) the Merger Consideration (as defined in the Merger Agreement) less (y) the exercise price per share of such Company Stock Option, without interest and less any applicable withholding taxes and (ii) in the case of Company RSU Awards, an amount in cash equal to the product of (a) the Merger Consideration multiplied by (b) the aggregate number of Shares underlying such Company RSU Award immediately prior to the Effective Time, without interest and less any applicable withholding taxes.

Notwithstanding the foregoing, any Company Stock Options which, immediately prior to the Effective Time, had an exercise price per share that was greater than the Merger Consideration were cancelled without consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on July 23, 2021 and is incorporated by reference herein.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and requested that NYSE file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from NYSE and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NYSE is expected to file the Form 25 with the SEC on September 8, 2021 and trading of Shares is expected to be suspended effective prior to the open of trading on September 8, 2021. The Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through equity financing from certain funds managed by Apollo Management IX, L.P. and certain funds managed by Apollo NA Management III, LLC.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, each of H. Lawrence Webb, Wayne Stelmar, Sam Bakhshandehpour, Michael J. Berchtold, Paul C. Heeschen, Gregory P. Lindstrom, Cathey Lowe and Douglas C. Neff resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. On September 8, 2021, pursuant to the Merger Agreement in connection with the consummation of the Merger, the directors of Merger Sub, Peter Sinensky and Tracy Vo (the “Post-Closing Directors”), became the directors of the Surviving Corporation in lieu of the Company’s existing directors. In accordance with the Surviving Corporation’s bylaws and

Section 141(k) of the DGCL, following the Effective Time, Parent, as the sole stockholder of the Surviving Corporation, will be removing the Post-Closing Directors and electing additional directors of the Surviving Corporation. Information about Peter Sinensky and Tracy Vo is contained in the Offer to Purchase, filed by Parent and Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on August 10, 2021, which information is incorporated herein by reference.

Each officer of the Company immediately prior to the Effective Time became an officer of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, on September 8, 2021, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 8, 2021, NWHM and funds managed by affiliates of Apollo Global Management, Inc. issued a joint press release announcing the completion of the Offer and the consummation of the Merger. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 23, 2021, among the Company, Newport Holdings, LLC and Newport Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K file No. 001-36283, filed on July 26, 2021)*

3.1	Second Amended and Restated Certificate of Incorporation of The New Home Company Inc. (filed herewith)

3.2	Second Amended and Restated Bylaws of The New Home Company Inc. (filed herewith)

99.1	Press Release, dated September 8, 2021 (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW HOME COMPANY INC.

By:	/s/ John M. Stephens
Name: John M. Stephens
Title: Executive Vice President and Chief Financial Officer

Dated: September 8, 2021

4